UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2002

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On March 14, 2002, National Rural Utilities Cooperative Finance Corporation ("CFC") informed Arthur Andersen LLP, its independent accountant, that it will be dismissed upon completion of the audit for the fiscal year ending on May 31, 2002. CFC received an unqualified opinion from Arthur Andersen LLP for its financial statements for the years ended May 31, 2000 and 2001. The audit committee of CFC's board of directors approved the dismissal of Arthur Andersen LLP. There have been no disagreements with Arthur Andersen LLP in the previous two fiscal year audits or the subsequent interim period on any matter of accounting principles or procedures, financial statement disclosure or auditing scope or procedure which if not resolved to Arthur Andersen's satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report. During that period there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The following exhibit is filed herewith:

Item 7 Financial Statement, Pro Forma Financial Information and Exhibits.

Exhibits
Concurring Letter from Independent Auditor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Slepian
Steven L. Slepian
Acting Chief Financial Officer
(Principal Financial Officer)

Dated: March 21, 2002

EXHIBIT
Concurring Letter from Independent Auditor

March 21, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 14, 2002 of National Rural Utilities Cooperative Finance Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By	/s/ Randall B. Johnston
Randall B. Johnston